                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549





                         FORM 8-K/A No.1


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  September 30,
                              1999



                  ADDvantage Media Group, Inc.
     (Exact name of Registrant as specified in its charter)



    Oklahoma                1-10799               73-1351610

(State or other           (Commission               (I.R.S.
jurisdiction of               File                 Employer
 incorporation)             Number)             Identification
                                                     No.)


                          1605 E. Iola
                     Broken Arrow, Oklahoma
            (Address of principal executive offices)

                              74012
                           (Zip code)

                         (918) 251-9121
      (Registrant's telephone number, including area code)

                      808 North 16th Street
                     Broken Arrow, Oklahoma
          (Former Address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a) Financial Statements of Business Acquired. On September 30, 1999, the former shareholders of DRK Enterprises, Inc. d/b/a TULSAT Corporation, an Oklahoma corporation ("TULSAT"), assumed control of ADDvantage Media Group, Inc., an Oklahoma corporation ("AMG" or the "Registrant"), pursuant to the Securities Exchange Agreement entered into on September 16, 1999. The business combination has been accounted for as a purchase of AMG by TULSAT. The financial statements include the consolidated balance sheet of AMG and TULSAT as of September 30, 1999, and the statements of income and cash flows of TULSAT for the nine month period ended September 30, 1999, and the year ended December 31, 1998.


                                                             Page

Independent Auditors' Report                                  F-1

Consolidated Balance Sheet, September 30, 1999                F-2

Statements of Income, Nine Month Period Ended September 30,
     1999 and Year Ended December 31, 1998; Nine Month
     Period Ended September 30, 1998 (Unaudited)              F-4

Statement of Changes in Stockholders' Equity                  F-5

Statement  of  Cash Flows, Nine Month Period Ended
September  30,  1999 and Year Ended December 31, 1998         F-6

Notes to Consolidated Financial Statements                    F-8


(b) Pro-Forma Financial Information. The following unaudited pro-forma information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro-forma information presented is based upon and should be read in conjunction with the respective historical financial statements and related notes thereto of each of the Registrant and TULSAT. The pro-forma information presented does not purport to represent the actual results which would have occurred if the acquisition of AMG had been consummated on the dates before the periods indicated, nor is it indicative of the operating results in any future period.


                                                             Page

Introduction                                                  P-1

Pro-Forma Condensed Consolidated Statements of Income -
  Nine Months Ended September 30, 1999 (Unaudited)            P-2

Notes to Pro-Forma Condensed Consolidated Statements
  of Income (Unaudited)                                       P-3


(c)  Exhibits.

23.1 Consent of Independent Auditors - Tullius Taylor Sartain
& Sartain LLP




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ADDvantage Media Group, Inc.





Dated:  December 14, 1999           By: /s/ Kenneth A. Cymiak
                                        ----------------------------
                                        Kenneth    A.    Chymiak,
                                        President


                                 -2-




                  INDEPENDENT AUDITORS' REPORT






The Stockholders of
ADDvantage Media Group, Inc.

We have audited the accompanying consolidated balance sheet of ADDvantage Media Group, Inc. (the "Company") as of September 30, 1999, and the related statements of income, changes in stockholders' equity and cash flows for the nine month period then ended and year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1999, and the results of its operations and its cash flows for the nine month period ended September 30, 1999 and year ended December 31, 1998 in conformity with generally accepted accounting principles.


TULLIUS TAYLOR SARTAIN & SARTAIN LLP

December 2, 1999



                      ADDVANTAGE MEDIA GROUP, INC.

                       CONSOLIDATED BALANCE SHEET

                           September 30, 1999

Assets
Current assets:
   Cash                                               $     16,843
   Accounts receivable                                   2,883,679
   Inventories                                          12,089,769
   Prepaid expenses                                        124,223
                                                      -------------
Total current assets                                    15,114,514

Property and equipment, at cost
   Machinery and equipment                                 891,305
   Office equipment                                         59,448
                                                      -------------
                                                           950,753
Less accumulated depreciation                             (595,321)
                                                      -------------
Net property and equipment                                 355,432

Other assets:
   Deferred income taxes                                 1,255,000
   Investment                                              660,000
   Goodwill                                                199,490
   Other assets                                              3,597
                                                      -------------
                                                         2,118,087
                                                      -------------
Total assets                                          $ 17,588,033
                                                      =============



                      ADDVANTAGE MEDIA GROUP, INC.

                       CONSOLIDATED BALANCE SHEET

                           September 30, 1999


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                   $  1,295,642
   Bank notes payable                                    2,932,501
   Stockholder loans                                     1,475,007
                                                      -------------
Total current liabilities                                5,703,150

Stockholders' equity:
   Preferred stock, 1,000,000 shares authorized,
     $1.00 par value, at stated value
      Series A, 5% cumulative convertible, 200,000
        shares issued and outstanding with a stated
        value of $40 per share                           8,000,000
      Series B, 7% cumulative; 300,000 shares
        issued and outstanding with a stated value
        of $40 per share                                12,000,000
   Common stock, $.01 par value,                        10,000,000
     shares authorized; 9,712,345 shares issued
     and outstanding                                        97,124
   Common stockholders' deficit                         (8,212,241)
                                                      -------------
Total stockholders' equity                              11,884,883
                                                      -------------
Total liabilities and stockholders' equity            $ 17,588,033
                                                      =============



             See notes to consolidated financial statements.                F-3


                         ADDVANTAGE MEDIA GROUP, INC.

                            STATEMENTS OF INCOME


                                                                 Nine months
                                Nine months                         ended
                                   ended         Year ended      Septmber 30,
                               September 30,    December 31,         1998
                                   1999             1998         (unaudited)
                               -------------    ------------    ------------
Net sales and service income    $ 15,325,448    $ 19,704,556    $ 14,988,201
Cost of sales                      8,050,308      10,525,561       7,780,585
                                ------------    ------------    ------------
Gross profit                       7,275,140       9,178,995       7,207,626
Operating expenses                 2,664,872       3,200,245       2,306,676
                                ------------    ------------    ------------
Income from operations             4,610,268       5,978,750       4,900,950

Other income (expense):
   Interest expense                 (283,549)       (328,757)       (257,436)
   Interest income                         -          94,632          94,632
   Loss on sale of investments             -         (87,696)        (86,099)
   Miscellaneous                       4,482          19,023           4,485
                                ------------    ------------    ------------
Total other income (expense)        (279,067)       (302,798)       (244,418)
                                ------------    ------------    ------------

Net income                      $  4,331,201    $  5,675,952    $  4,656,532
                                ============    ============    ============


Pro-forma net income (unaudited):
   Income before income taxes   $  4,331,201      $5,675,952      $4,656,532
   Provision for income taxes      1,646,000       2,157,000       1,769,000
                                ------------    ------------    ------------
   Pro-forma net income         $  2,685,201      $3,518,952      $2,887,532
                                ============    ============    ============




             See notes to consolidated financial statements.                F-4


                          ADDVANTAGE MEDIA GROUP, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                    Nine months ended September 30, 1999 and
                          year ended December 31, 1998

                                       ADDvantage         Tulsat      Series A     Series B   Retained    Tulsat
                                   Common      Stock  Common  Stock   Preferred    Preferred  Earnings   Treasury
                                   Shares     Amount  Shares  Amount    Stock        Stock    (Deficit)    Stock          Total
                                --------------------------------------------------------------------------------------------------
Balance, December 31, 1997              -   $    -    1,000  $1,000   $     -    $     -      $7,188,376  $(55,002)    $7,134,374

Net income                              -        -        -       -         -          -       5,675,952         -      5,675,952

Cash distributions to owners            -        -        -       -         -          -      (3,284,282)        -     (3,284,282)
                                --------------------------------------------------------------------------------------------------
Balance, December 31, 1998              -        -     1,000  1,000         -          -       9,580,046   (55,002)     9,526,044

Net income                              -        -        -       -         -          -       4,331,201         -      4,331,201

Distribution to owners:
  Cash                                  -        -        -       -         -          -      (3,570,282)        -     (3,570,282)
  Property, net of mortgage
   note                                 -        -        -       -         -          -        (525,682)        -       (525,682)

Tulsat / ADDvantage Media
  share exchange:
    ADDvantage Media shares
     outstanding                 1,712,345  17,124        -       -         -          -               -         -         17,124
    Issue common shares          8,000,000  80,000   (1,000)(1,000)         -          -       1,972,476    55,002      2,106,478
    Issue preferred shares               -       -        -       -    8,000,000  12,000,000 (20,000,000)        -              -
                                ---------------------------------------------------------------------------------------------------

Balance, September 30 1999               - $97,124        -  $    -   $8,000,000 $12,000,000 $(8,212,241)  $     -    $11,884,883
                                ===================================================================================================

                        See notes to consolidated financial statements.                          F-5



                                           ADDVANTAGE MEDIA GROUP, INC.

                                              STATEMENTS OF CASH FLOWS

                                  For the nine months ended September 30, 1999 and
                                            the year ended December 1998



                                                                       Nine months
                                                                          ended         Year ended
                                                                      September 30,    December 31,
                                                                           1999            1998
                                                                      --------------  --------------
Cash Flows from Operating Activities
    Net income                                                        $   4,331,201   $    5,675,952
    Adjustments to reconcile net income to net cash provided
      by operating activities
         Depreciation and amortization                                       89,000          124,649
         Loss on sale of investments                                              -           87,843
         Change in:
            Receivables                                                    (674,821)         383,317
            Prepaid expense                                                (112,168)          37,202
            Inventories                                                  (1,447,753)      (3,057,732)
            Accounts payable                                                 74,155          219,602
            Other assets                                                     38,403                -
                                                                      --------------  ---------------
    Net cash provided by operating activities                             2,298,017        3,470,833
                                                                      --------------  ---------------
Cash Flows from Investing Activities
    Additions to property and equipment                                     (84,200)         (54,960)
    Proceeds from the sale of long-term investments                               -           71,477
    Cash acquired in ADDvantage Media purchase                               16,842                -
                                                                      --------------  ---------------
    Net cash provided by (used in) investing activities                     (67,358)          16,517
                                                                      --------------  ---------------
Cash Flows from Financing Activities
    Distributions to owners                                              (3,570,282)      (3,284,282)
    Net borrowings (repayments) under line of credit                      1,141,459          (45,606)
    Advances from stockholders                                              215,007          510,000
                                                                      --------------  ---------------
Net cash used in financing activities                                    (2,213,816)      (2,819,888)
                                                                      --------------  ---------------
Net increase in cash                                                         16,843          667,462

Cash, beginning of period                                                         -         (667,462)
                                                                      --------------  ---------------
Cash, end of period                                                   $      16,843   $            -
                                                                      ==============  ===============




                        See notes to consolidated financial statements.                          F-6



                                           ADDVANTAGE MEDIA GROUP, INC.

                                              STATEMENTS OF CASH FLOWS

                                  For the nine months ended September 30, 1999 and
                                            the year ended December 1998



                                                                       Nine months
                                                                          ended         Year ended
                                                                      September 30,    December 31,
                                                                           1999            1998
                                                                      --------------  --------------
Supplemental Cash Flow Information
   Interest paid for the period                                      $      283,549   $     328,757

Supplemental Disclosure of Non-cash
   Investing and Financing Activities
   Distribution of property and related
     mortgage note to owner                                          $    1,097,514   $           -
   Acquisition of ADDvantage Media Group, Inc.
     Working capital other than cash                                        (52,401)              -
     Equipment                                                               59,448               -
     Intangibles and other assets                                         2,099,712               -




                       See notes to consolidated financial statements.                          F-7



                                   ADDVANTAGE MEDIA GROUP, INC.

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             Nine months ended September 30, 1999
                                and year ended December 31, 1998


Note 1 - Summary of Significant Accounting Policies

Basis of presentation

On September 30, 1999, the former shareholders of DRK Enterprises, Inc. d/b/a Tulsat assumed control of ADDvantage Media Group, Inc. ("ADDvantage Media") pursuant to the Securities Exchange Agreement ("Agreement") entered into on September 16, 1999. Pursuant to the Agreement, the Tulsat shareholders transferred all the issued and outstanding common stock of Tulsat, along with $10,000,000 of Tulsat promissory notes, to ADDvantage Media in exchange for 8,000,000 shares of ADDvantage Media $.01 par value common stock, 200,000 shares of newly issued Series A, 5% Cumulative Convertible Preferred Stock, par value
$1.00 per share, with a stated value of $40.00 per share (convertible into ADDvantage Media common stock at a price of $4.00 per share), and 300,000 shares of newly issued Series B
Cumulative Preferred Stock, par value $1.00 per share, with a stated value of $40.00 per share.

As a result of this transaction, Tulsat became a wholly owned subsidiary of ADDvantage Media and the former Tulsat owners acquired approximately 82% of the issued and outstanding common stock, and 100% of the issued and outstanding preferred stock of ADDvantage Media. Tulsat's management assumed management and control of ADDvantage Media.

The transaction has been accounted for as a purchase of ADDvantage Media by Tulsat. The accompanying financial statements include the consolidated balance sheet of ADDvantage Media and Tulsat as of September 30, 1999. The statements of income and cash flows are those of Tulsat.

Description of business

Tulsat sells new, surplus, and refurbished cable television equipment throughout North America in addition to being a repair center for various cable companies. Tulsat operates in one business segment.

ADDvantage Media markets and sells in-store advertising to national advertisers. The advertising is positioned on patented solar-powered calculators attached to the handles of shopping carts.

Principles of consolidation

The consolidated financial statements include the balance sheet of ADDvantage Media and Tulsat (collectively the "Company") as of September 30, 1999, and the operations and cash flows of Tulsat for the nine months ended September 30, 1999 and the year ended December 31, 1998. The Company's 27% investment in a company is accounted for under the equity method.

Inventory valuation

Inventory consists of new and used electronic components for the cable television industry. Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method.

Property and equipment

Depreciation is provided using straight line and accelerated methods over the estimated useful lives of the related assets.
Repairs and maintenance are expensed as incurred, whereas major improvements are capitalized.

Income taxes

Up to the purchase date, Tulsat was taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of Tulsat flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the accompanying financial statements reflect no provision for income taxes. As a result of the ADDvantage Media purchase, Tulsat will be taxed as a regular corporation in the future.

Advertising costs

Advertising costs are expensed as incurred.  Advertising  expense was  $130,342 in the nine-month period ended September  30,  1999 and $162,398 in the year ended December 31, 1998.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company performs in-depth credit evaluations for all new customers but does not require collateral to support customer receivables.

Goodwill

Goodwill, which represents the excess of cost over fair value of ADDvantage Media assets acquired, is amortized on a straight-line basis over 20 years.

Impairment of long-lived assets

The Company evaluates the long-lived assets, including related intangibles, of identifiable business activities for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based on management's estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If an impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value for the assets and recording a provision for loss if the carrying value is greater than fair value.

For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value less the cost to sell to determine if an impairment is required. Until the assets are disposed of, an estimate of the fair value is redetermined when related events or circumstances change.

Employee stock-based awards

Employee stock-based awards are accounted for under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

Earnings per share

Basic earnings per share are based on the sum of the average number of common shares outstanding and issuable restricted and deferred shares. Diluted earnings per share include any dilutive effect of stock options, restricted stock and convertible preferred stock.

Fair value of financial instruments

The carrying amounts of accounts receivable and payable approximate fair value due to their short maturities. The carrying value of the Company's note payable approximates fair value since it was entered into at a date close to the balance sheet date. Terms of the shareholder loans are similar to the bank loan.

New accounting standards

The Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. This standard requires that all derivatives be recognized as assets or liabilities in the balance sheet and that those instruments be measured at fair value. Currently, the Company does not engage in hedging activities or transactions involving derivatives.

Fiscal year

The  fiscal year of ADDvantage Media and Tulsat was December  31.
Effective September 30, 1999, the fiscal year was changed to September 30.


Note 2 - Cash Management

Cash receipts are applied from the Company's lockbox account directly against the bank line of credit, and checks clearing the bank are funded from the line of credit. The resulting overdraft balance, consisting of outstanding checks, is $196,187 at September 30, 1999 and is included in accounts payable.


Note 3 - Notes Payable

At  September  30, 1999, notes payable consist  of  a  $2,932,501 balance  outstanding on a $4,500,000 line of credit due June  30,
2000, interest payable monthly at Chase Manhattan Prime less  .5%
(7.75%at September 30, 1999).

Borrowings under the line of credit are limited to the lesser of $4,500,000 or the sum of 80% of qualified accounts receivable and 25% of qualified inventory. The line of credit is collateralized by inventory, accounts receivable, equipment and fixtures, and general intangibles, and is guaranteed by certain stockholders up to an aggregate $1,000,000.

Stockholder loans include a $750,000 shareholder note bearing interest at 7.75%, and is subordinate to the bank notes payable.
Stockholder loans also include advances of $725,007 bearing interest at the same rate as the Company's line of credit.


Note 4 - Income Taxes

As of September 30, 1999, the tax basis of Tulsat's assets and liabilities is substantially the same as the financial basis. ADDvantage Media has a net operating loss carryforward of approximately $4,700,000 at September 30, 1999, expiring in varying amounts from 2008 to 2019. Utilization of ADDvantage Media's net operating loss carryforward to reduce future taxable income is limited. Certain other tax benefits of ADDvantage

Media may also be available in future consolidated income tax returns.

The deferred tax asset related to ADDvantage Media's net operating loss and other tax benefits is approximately $2,000,000. Based on the Company's assessment of the probability of realization, a valuation allowance of $785,000 has been established as of September 30, 1999, resulting in a deferred tax asset of $1,255,000. Any tax benefits that are realized for which the valuation allowance was established will first reduce to zero the goodwill related to the acquisition, and will then reduce income tax expense.


Note 5 - Stockholders' Equity

The ADDvantage Media stockholders adopted the 1998 Incentive Stock Plan, which provides for the award to officers, directors, key employees and consultants of stock options and restricted stock. Under the Plan, option prices will be set by the Board of Directors and may be greater than, equal to, or less than fair market value on the grant date.

The following table summarizes information about fixed stock options outstanding at September 30, 1999, all of which are exercisable:


                                              Weighted
                                               Average      Weighted
         Range of                             Remaining      Average
         Exercise              Number        Contractual    Exercise
          Prices             Outstanding        Life          Price
----------------------------------------------------------------------
Employee options:
 $0.80 - $0.875                13,500         7.8 years    $    0.86
----------------------------------------------------------------------

In  1998,  ADDvantage Media granted warrants  which  entitle  the holder  to purchase up to 62,500 shares of common stock at  $2.00
per  share.   The  warrants may be exercised at  any  time  until
December 31, 2000.

The Series A and Series B Preferred Stock are prior to the Company's common stock with respect to the payment of dividends and the distribution of assets. Cash dividends shall be payable quarterly when and as declared by the Board of Directors. Interest accrues on unpaid dividends at the rate of 5% per annum with respect to the Series A Preferred Stock and 7% per annum with respect to the Series B Preferred Stock. No dividends may be paid on any class of stock ranking junior to the Preferred Stock unless Preferred Stock dividends have been paid. Liquidation preference is equal to the stated value per share. The Series A and B Preferred Stock is redeemable at any time at the option of the Board of Directors at a redemption price equal to the stated value per share. Holders of the Preferred Stock do not have any voting rights unless the Company fails to pay dividends for four consecutive dividend payment dates. Shares of

Series A Preferred Stock are convertible into common stock at any time at the option of the holder. Each share of Series A
Preferred Stock is convertible into 10 shares of common stock.


Note 6 - Operating Leases

Tulsat leases various properties primarily from a company owned by Tulsat's former owners. Future minimum lease payments under these leases are as follows:


              2000                      $    363,800
              2001                           360,000
              2002                           360,000
              2003                           336,500
              2004                           279,000
                                        --------------

                                        $  1,699,300
                                        --------------

Total rental expense for all operating leases was $90,200 for the nine-month period ended September 30, 1999 and $54,300 for the year ended December 31, 1998.

In September 1999, Tulsat sold the land and building used in Tulsat's operations to a company owned by Tulsat's owners and leased it back over a five year term. The $188,000 gain on sale was not reported in income, but was credited to the Company's capital. Lease expense is $15,000 per month and is included in the future minimum lease payment schedule above.


Note 7 - Retirement Plan

Tulsat sponsors a 401(k) plan that covers all employees who are at least 21 years of age and have completed one year of service as of the plan effective date. Tulsat's contributions to the plan consist of a matching contribution as determined by the plan document. Pension expense under the 401(k) plan was $32,802 during the nine-month period ended September 30, 1999 and $26,164 during the year ended December 31, 1998.


Note 8 - Purchase of ADDvantage Media

See Note 1 for a description of the business combination of ADDvantage Media and Tulsat. The transaction has been accounted for as a purchase of ADDvantage Media by Tulsat. The purchase price of $2.1 million was determined by the market value of the ADDvantage Media common stock on the NASDAQ Bulletin Board times the number of shares held by ADDvantage Media shareholders. The purchase price was allocated to identifiable assets and liabilities based on their estimated fair values, with the remainder allocated to goodwill which will be amortized over 20 years.

The accompanying statement of income does not include any revenues or expenses of ADDvantage Media since the transaction closed on September 30, 1999. The unaudited pro-forma results of operations included in the statement of income presents the results of operations of Tulsat adjusted for a pro-forma provision for income taxes at the combined federal and state tax rate of 38%. Following are the unaudited pro-forma results of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 assuming the acquisition occurred at the beginning of each period.

                                                Nine month          Year
                                                   1999             1998
                                               ------------     ------------
Net sales and service income                   $15,336,008      $ 19,718,838
Net income                                     $ 2,358,761      $  3,308,235
Net income attributable to common stock        $ 1,428,761      $  2,068,235
Weighted    average   outstanding                9,712,345         9,746,646
  common shares

These unaudited pro-forma results have been prepared for comparison purposes only and do not purport to be indicative of the results of operations which would have actually resulted had the combination been in effect on January 1, 1998, or of future results of operations.


Note 9 - Investment in Ventures Education System Corporation

On September 1, 1998 ADDvantage Media acquired a 27% interest in Ventures Education Systems Corporation ("Ventures"), a private company engaged in the commercial development and marketing of proprietary teaching techniques, services, products, and materials; principally to public primary and secondary schools. Ventures was formed in May 1997 and is headquartered in New York, New York. Under the terms of the investment, the Company may designate one member of the Ventures Board of Directors.

The  original  cost  of the 550,000 common  shares  acquired  was
$990,000.   As  a  result of the acquisition, the investment  was
adjusted to estimated fair value of $660,000, $1.20 per share.

As  of  June  30, 1999, Venture's fiscal year end,  its   assets,
liabilities, and equity are summarized as follows:

Total assets                                     $    324,274

Total liabilities                                   1,359,479
                                                 -------------
Stockholder's deficiency                         $ (1,035,205)
                                                 =============

Note 10 - Subsequent Event

On November 22, 1999, Diamond W Investments, Inc. ("Diamond") was merged into a wholly-owned subsidiary of the Company. As a result, the former shareholders of Diamond received 27,211 shares of ADDvantage Media Series C Convertible Preferred Stock, par value $1.00 per share with a stated value of $36.75 per share (which are convertible into shares of ADDvantage Media common stock at a price of $3.675 per share), and a promissory note in the amount of $271,000, for a total merger consideration of $1,271,000.

Diamond was established in 1986 as a full service repair and sales center, selling new and refurbished cable equipment and providing related services.

On November 10, 1999, the ADDvantage Media Board of Directors approved an amendment to the certificate of incorporation to change the Company's name to "ADDvantage Technologies Group, Inc." The amendment to the certificate of incorporation was approved by a majority of the issued and outstanding shares of ADDvantage Media's common stock. The written consent will become effective on or about December 30, 1999.

On October 19, 1999, the name of Tulsat was changed from D.R.K.
Enterprises, Inc. to TULSAT Corporation.

                     UNAUDITED PRO-FORMA CONSOLIDATED
                           FINANCIAL INFORMATION

                        ADDvantage Media Group, Inc.
                                    and
              DRK Enterprises, Inc. d/b/a Tulsat Corporation


The following unaudited consolidated pro-forma statement of income for the nine months ended September 30, 1999 gives effect to the purchase of ADDvantage Media by Tulsat as of September 30, 1999. A pro-forma balance sheet is not provided since the consolidated financial statements included elsewhere herein include the historical consolidated balance sheet of ADDvantage Media and Tulsat

The pro-forma consolidated income statement does not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future.



                         ADDVANTAGE MEDIA GROUP, INC. D/B/A TULSAT CORPORATION

                                      SUPPLEMENTARY INFORMATION

                         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                               Nine months ended September 30, 1999
                                            (Unaudited)



                                                                    Historical                             Pro-Forma
                                                   ----------------------------------------------------------------------------
                                                      ADDvantage                Tulsat          Adjustments          Combined
                                                   ----------------------------------------------------------------------------
Net sales and service income                       $       10,560        $     15,325,448      $       -         $  15,336,008

Cost of sales                                             844,663               8,050,308         (844,663)   1      8,050,308
                                                   ----------------------------------------------------------------------------

Gross profit (loss)                                      (834,103)              7,275,140          844,663           7,285,700

Operating expenses                                        917,406               2,664,872         (563,406)
                                                                                                   175,000    2      3,193,872
                                                   ----------------------------------------------------------------------------

Income from operations                                 (1,751,509)              4,610,268        1,233,069           4,091,828

Other income (expense), net                                     -                (279,067)          (9,000)   3       (288,067)
                                                   ----------------------------------------------------------------------------

Income before provision for income taxes               (1,751,509)              4,331,201        1,224,069    4      3,803,761

Provision for income taxes                                      -                       -       (1,445,000)         (1,445,000)
                                                   ----------------------------------------------------------------------------

Net income (loss)                                  $   (1,751,509)       $      4,331,201      $  (220,931)      $   2,358,761
                                                   ==========================================================

Preferred stock dividends                                                                                             (930,000)
                                                                                                                ---------------
Net income attributable to common stock                                                                          $   1,428,761
                                                                                                                ===============

Basic and diluted net income per share                                                                           $        0.15
                                                                                                                ===============

Weighted average shares outstanding                                                                                  9,712,345
                                                                                                                ===============

                                    See notes to consolidated pro forma income statement.               P-2


                        NOTES TO PRO-FORMA CONDENSED CONSOLIDATED
                                  STATEMENT OF INCOME
                                       (Unaudited)


Note 1 - Basis of Presentation

The pro forma condensed statement of income reflects ADDvantage Media's acquisition of 100% of the outstanding common stock of Tulsat, and ADDvantage's issuance of 8,000,000 shares of common stock, representing 82% of the outstanding common stock, and preferred stock having an aggregate stated value of $20,000,000. The transaction has been accounted for as a purchase of ADDvantage Media by Tulsat. The pro forma combined condensed consolidated income statement gives effect to the acquisition as if it occurred as of the beginning of the nine month period ended September 30, 1999.

Note 2 - Pro forma Adjustments

The accompanying pro forma condensed consolidated statement of income reflects the following adjustments:

(1) To eliminate non-recurring costs and operating expenses of ADDvantage Media. ADDvantage Media did not have any contracts for advertising on or sale of its solar-powered calculators. While the Company intends to continue to market the calculator, the related expenses are expected to be materially reduced. In addition, the ADDvantage Media operating facilities have been closed, resulting in a substantial reduction in operating expenses.

(2) To provide for increased corporate expenses resulting from the business combination.

(3) To reflect amortization of goodwill over 20 years.

(4) To provide income taxes on income before income taxes at the combined federal and state tax rate of 38%.



                                                                        P-3